UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 18, 2011

PRIMERICA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3120 Breckenridge Blvd. Duluth, Georgia 30099
(Address of Principal Executive Offices)

(770) 381-1000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2011 annual stockholders’ meeting on May 18, 2011. The following is a summary of the proposals that were submitted to the stockholders either for approval or for advisory vote and a tabulation of votes with respect to each proposal:

Proposal 1

Election to a three year term as directors of the Company the two nominees named in the proxy statement.

Nominee	Votes For	Votes Withheld

John A Addison, Jr.	62,278,530	199,559
Robert F. McCullough	62,180,877	297,212

There were 5,459,710 broker non-votes for each director on this proposal.

Proposal 2

Approval of an amendment to the Primerica, Inc. Omnibus Incentive Plan to increase the number of shares available for issuance under the plan from 8,800,000 to 10,800,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes

61,199,689	1,261,884	16,516	5,459,710

Proposal 3

Ratification of the appointment of KPMG as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions

67,861,411	43,363	33,025

Proposal 4

Advisory vote on executive compensation (“Say-on-Pay”).

Votes For	Votes Against	Abstentions	Broker Non-Votes

57,783,633	4,666,099	28,357	5,459,710

Proposal 5

Advisory vote on the frequency of the Say-on-Pay vote in the future (“Say-When-on-Pay”).

Votes For One Year	Votes For Two Years	Votes For Three Years	Abstentions

6,399,516	67,510	55,986,448	24,615

In accordance with the Board of Directors’ recommendation and the voting results on this advisory proposal, the Board has determined that the Company will hold an advisory say on pay vote every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2011	PRIMERICA, INC.

/s/ Peter W. Schneider
Peter W. Schneider
Executive Vice President and General Counsel

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